FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Robert O’Neill	Leslie Loyet
Chief Financial Officer	Analysts/Investors
(973)-740-5115	(312) 640-6672
robert.oneill@carereit.com	lloyet@frbir.com

FOR IMMEDIATE RELEASE

TUESDAY, OCTOBER 2, 2007

CARE INVESTMENT TRUST INC. SECURES

LINE OF CREDIT

New York – October 2, 2007 – Care Investment Trust Inc. (NYSE: CRE) today announced that the Company secured a line of credit with Column Financial, Inc., an affiliate of Credit Suisse Securities LLC. The material terms of the line of credit are described in a Form 8-K that the Company has filed with the Securities and Exchange Commission. A copy of the Form 8-K can be found on the Company’s website, www.carereit.com.

Scott Kellman, President and Chief Executive Officer stated, “The closing of this facility is an important step for Care. Given the turmoil in the credit markets since our public offering in June, the Company and Column are pleased to finalize the financing, which provides Care with additional liquidity.”

About Care Investment Trust

Care Investment Trust Inc. is a real estate investment and finance company formed principally to invest in healthcare-related commercial mortgage debt and real estate. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking,

Care Investment Trust

and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in Care Investment Trust’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-11 relating to its initial public offering and its Quarterly Report on Form 10-Q for its initial period of operations ended June 30, 2007. Care Investment Trust is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For more information on the company, please visit the Company’s website at

www.carereit.com.

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